EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 94 to Registration Statement No. 2-27962 on Form N-1A of our reports dated February 16, 2009, relating to the financial statements and financial highlights of Eaton Vance Special Investment Trust, including the Funds and Portfolios listed on attached Schedule A, appearing in the Annual Reports on Form N-CSR of Eaton Vance Special Investment Trust for the year ended December 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

SCHEDULE A

Report Date	Eaton Vance Special Investment Trust (Funds & Portfolios )

February 16, 2009	Eaton Vance Balanced Fund
February 16, 2009	Dividend Builder Portfolio
February 16, 2009	Eaton Vance Dividend Builder Fund
February 16, 2009	Large-Cap Growth Portfolio
February 16, 2009	Eaton Vance Large-Cap Growth Fund
February 16, 2009	Large-Cap Value Portfolio
February 16, 2009	Eaton Vance Large-Cap Value Fund
February 16, 2009	Small-Cap Portfolio
February 16, 2009	Eaton Vance Small-Cap Fund
February 16, 2009	Eaton Vance Small-Cap Value Fund
February 16, 2009	Special Equities Portfolio
February 16, 2009	Eaton Vance Special Equities Fund
February 16, 2009	Eaton Vance Capital & Income Strategies Fund
February 16, 2009	Eaton Vance Equity Asset Allocation Fund
February 16, 2009	Emerging Markets Portfolio
February 16, 2009	Eaton Vance Emerging Markets Fund
February 16, 2009	Greater India Portfolio
February 16, 2009	Eaton Vance Greater India Fund
February 16, 2009	Eaton Vance Institutional Short Term Income Fund
February 16, 2009	Investment Grade Income Portfolio
February 16, 2009	Eaton Vance Investment Grade Income Fund
February 16, 2009	Eaton Vance Real Estate Fund